Exhibit 99.3
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited financial information has been developed by application of pro forma adjustments to the historical financial statements of Athersys appearing elsewhere in this Current Report. The unaudited pro forma information gives effect to the Merger, the conversion of the convertible notes, the Offering, and the specific application of the net proceeds from the Offering and the issuance of various warrants as a result of the Offering. Such transactions have been assumed to have occurred on March 31, 2007 for purposes of the pro forma balance sheet and as of January 1, 2006 for purposes of the statement of operations for the year ended December 31, 2006 and the three months ended March 31, 2007.
The unaudited pro forma adjustments are based upon available information and certain assumptions, as described in the accompanying notes that we believe are reasonable under the circumstances. The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial position of Athersys would have been had the transactions described above actually occurred on the dates indicated, nor do they purport to project the financial condition of Athersys for any future period or as of any future date. The unaudited pro forma financial information should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Athersys’ financial statements and notes thereto included elsewhere in this Current Report.

Athersys, Inc.
Unaudited Pro Forma Balance Sheet
As of March 31, 2007
(In Thousands)

							Pro
	Athersys	BTHC	Merger		Convert	Close	Forma
	Actual	Actual	Adjustments	Post	Notes	Offering	Post
	(1)	(1)	(2)	Merger	(3)	(4)	Offering
Assets
Current assets:
Cash and cash equivalents	$3,311	$—	$10	$3,321	$—	$58,310	$61,631
Accounts receivable	295		—	295	—	—	295

Prepaid expenses and other	450		—	450	—	(133)	317

Total current assets	4,056	—	10	4,066	—	58,177	62,243

Notes receivable from related parties	562		—	562	—	—	562

Equipment, net	430		—	430	—	—	430

Accounts receivable, net	121		—	121	—	—	121

Equity investment and other assets	317		—	317	—	—	317

Total assets	$5,486	$—	$10	$5,496	$—	$58,177	$63,673

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$903	$—	$—	$903	$—	$—	$903

Accrued compensation and related benefits	263		—	263	—	—	263

Accrued expenses and other	966		—	966	—	(20)	946

Advances from shareholder	—	20	—	20	—	—	20

Current portion of long-term debt	2,980		—	2,980	—	—	2,980

Total current liabilities	5,112	20	—	5,132	—	(20)	5,112

Long-term debt	1,018		—	1,018	—	—	1,018

Convertible promissory notes, net	12,770		—	12,770	(12,770)	—	—

Accrued interest	388		—	388	(388)	—	—

Accrued dividends	9,257		(9,257)	—	—	—	—

Stockholders’ equity:
Convertible preferred stock, at stated value (5)	68,301		(68,301)	—	—	—	—
Common stock (6)	83	1	(81)	4	2	13	19
Additional paid-in capital	53,080		77,399	130,476	13,156	59,257	202,889
Treasury stock, at cost	(250)		250	—	—	—	—

							Pro
	Athersys	BTHC	Merger		Convert	Close	Forma
	Actual	Actual	Adjustments	Post	Notes	Offering	Post
	(1)	(1)	(2)	Merger	(3)	(4)	Offering
Accumulated deficit	(144,273)	(21)	—	(144,291)	—	(1,073)	(145,364)

Total stockholders’ equity (deficit)	(23,059)	(20)	9,267	(13,812)	13,158	58,197	57,543

Total liabilities and stockholders’ equity (deficit)	$5,486	$—	$10	$5,496	$—	$58,177	$63,673

Notes to Pro forma Adjustments:

1)	Actual historical balances as of March 31, 2007.

2)	Reflects the reclassification within equity to present the exchange of shares in the Merger with a resulting 3,508,940 shares outstanding (3,209,318 held by Athersys stockholders and 299,622 held by BTHC VI stockholders). Also, includes the effects of eliminating accrued dividends on preferred stock of Athersys, retiring treasury stock, and receiving $10,000 in cash upon the exercise of bridge warrants at $0.01 per share.

3)	Reflects the conversion of the $2,500,000 of bridge notes (and related premium and discount on the bridge notes) plus accrued interest into 531,781 shares of Common Stock and the conversion of the $10,000,000 Angiotech notes plus accrued interest into 1,885,890 shares of Common Stock.

4)	Reflects gross proceeds of $65,000,000 from issuing 13,000,000 shares of Common Stock and warrants to purchase 3,750,000 shares of Common Stock at $6.00 per share and related Offering and Merger costs. Also reflects the issuance of warrants to purchase 1,093,525 shares of Common Stock to the placement agents at a price of $6.00 per share and the issuance of warrants to our bridge investors to purchase 132,945 shares of Common Stock at a price of $5.00 per share. The placement agent warrants were valued at fair value, which was included in offering costs as an offset against paid-in capital, resulting in a zero net effect on equity.

Also reflects the issuance of warrants to our senior lenders to purchase 149,026 shares of Common Stock at a price of $5.00 per share and the issuance of 1,379 shares of Common Stock and a cash payment of $500,000 to the former holders of the MAPC technology.

The adjustments to the accumulated deficit as a result of the Offering are (1) $350,000 of Merger costs, (2) $216,000 of interest expense related to the issuance of the 149,026 senior lender warrants and (3) $507,000 related to the MAPC milestone.

5)	After the Merger, BTHC VI has 10,000,000 shares of blank check preferred stock authorized. No shares of preferred stock were issued in the Transactions.

6)	After the Merger, BTHC VI has 100,000,000 shares of Common Stock authorized at $0.001 per share with 18,927,990 shares outstanding after the closing of the Offering. Excludes 4,500,000 shares of Common Stock reserved for issuance under the BTHC VI stock incentive plans, under which options for 3,625,000 shares of Common Stock were granted on the closing date of the Merger, and total warrants outstanding to purchase 5,125,496 shares of Common Stock.

Athersys, Inc.
Unaudited Pro Forma Statements of Operations
(In Thousands, Except Share and Per Share Amounts)

	Year Ended			Three Months Ended
	December 31, 2006			March 31, 2007
	As		Pro	As		Pro
	Reported	Adjustments	Forma	Reported	Adjustments	Forma
	(1)	(2)	(4)	(1)	(2)	(4)
Revenues
License fees	$1,908	$—	$1,908	$310	$—	$310
Grant revenue	1,817		1,817	569		569

Total revenues	3,725	—	3,725	879	—	879

Costs and expenses

Research and development	9,741		9,741	2,365		2,365

General and administrative	3,347		3,347	608		608
Depreciation	528		528	80		80

Total costs and expenses	13,616		13,616	3,053		3,053

Loss from operations	(9,891)	—	(9,891)	(2,174)	—	(2,174)
Other income	91		91	—		—
Equity in earnings of unconsolidated affiliate	117		117	—		—
Interest income	119		119	47		47
Interest expense	(1,047)	214	(833)	(333)	174	(159)
Accretion of premium on convertible debt	(260)	260	—	(260)	260	—

Loss before cumulative effect of change in accounting principle	$(10,871)	$474	$(10,397)	$(2,720)	$434	$(2,286)

Loss per share(3)	$(1.33)		$(0.55)	$(0.33)		$(0.12)

Weighted average shares outstanding, basic and diluted	8,179		18,928	8,197		18,928
Notes to Pro forma Adjustments:

1)	Actual historical balances for the period indicated.

2)	Reflects a reduction in interest expense and accretion of premium on convertible debt, related to the convertible notes, which are assumed to be converted into Common Stock as of January 1, 2006.

3)	Per share information for the period ended December 31, 2006 and the three months ended March 31, 2007 have been reported on a basis consistent with the consolidated financial statements. Pro forma per share information has been calculated using the weighted average numbers of shares issued as a result of the Offering, assuming that those shares were issued at January 1, 2006.

4)	The following expenses are nonrecurring charges, which resulted directly from the Offering and therefore, have not been included in the pro forma statement of operations:

(1) $350,000 of Merger costs, (2) $216,000 of interest expense related to the issuance of the 149,026 senior lender warrants and (3) $507,000 related to the MAPC milestone.